Exhibit 99.1
FOR IMMEDIATE RELEASE	Contacts: Robert Lewey, CFO Integrated Electrical Services, Inc. 713-860-1500 Phil Denning, ICR Inc. phil.denning@icrinc.com 203-682-8246
INTEGRATED ELECTRICAL SERVICES REPORTS
FISCAL 2013 SECOND QUARTER RESULTS

- New surety facility with Suremerica will double bonding capacity -

HOUSTON — May 13, 2013 — Integrated Electrical Services, Inc. (NASDAQ: IESC), an infrastructure services company with leading positions in a broad range of markets for electrical and communications products and services, today announced financial results for its fiscal 2013 second quarter.

SECOND QUARTER OF FISCAL 2013 HIGHLIGHTS

•	Revenue of $122.0 million, an increase of 13.4% from the second quarter of 2012

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Gross profit of $16.0 million, an improvement of $2.2 million from the second quarter of 2012; Gross margins for the quarter improved to 13.1% of revenue as compared to a gross margin of 12.8% of revenue for the second quarter of 2012

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Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization and other items; see reconciliation statement below) of $1.1 million, an improvement of $1.0 million from the second quarter of 2012

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Net loss from continuing operations of ($0.9) million, or ($0.06) per share, which includes non-recurring acquisition related expenses of $0.06 per share; adjusted net income from continuing operations of $0.2 million, or $0.01 per share

•	Backlog was approximately $206 million at March 31, 2013, a $28 million decrease from September 30, 2012 and a $25 million increase from March 31, 2012

YEAR-TO-DATE FISCAL 2013 HIGHLIGHTS

•	Revenue of $249.3 million, an increase of 15.1% from the year-to-date 2012

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Gross profit of $34.0 million, an improvement of $7.0 million from the year-to-date 2012; Gross margins for the quarter improved to 13.6% of revenue as compared to a gross margin of 12.5% of revenue for the year-to-date 2012

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Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization and other items; see reconciliation statement below) of $5.2 million, an improvement of $3.8 million from the year-to-date 2012

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Net loss from continuing operations of ($0.3) million, or ($0.02) per share, which includes non-recurring acquisition related expenses of $0.06 per share and a non-cash $0.12 per share expense related to a reserve for a receivable due from a former surety; adjusted net income from continuing operations of $3.0 million, or $0.21 per share

    James Lindstrom, Chairman and Chief Executive Officer, stated, "Thanks to the efforts of the IES team, our revenues, profits and margins continued to improve in the second quarter.  Our year over year improvements were largely driven by improving fundamentals in our residential and industrial branches, increased service revenues  and solid execution on major data center projects and multiple commercial and industrial projects.  The results were negatively impacted by increased labor costs in our residential division and the recognition of additional projected costs remaining on a commercial project that commenced in 2009 and is scheduled to be completed in early fiscal 2014.

    While we are witnessing activity improve in most of our markets, including commercial, we remain cautious and focused on growing our recurring revenue base and improving margins and cash flow through operational discipline.  We remain excited about IES and remain dedicated to the customers, communities and shareholders we serve.”

    During the second quarter IES entered into a new two-year, $5 million Term Loan with Wells Fargo Capital Finance, which IES previously disclosed.  The proceeds from the Term Loan, along with $5 million of cash from IES’ balance sheet, were used to fully retire the $10 million of Senior Subordinated Notes held by Tontine Capital Overseas Master Fund II, L.P.  Additionally, on May 8, 2013, IES expanded its bonding capacity and established a new surety facility with certain affiliates of Suremerica Surety Underwriting Services, LLC, which will share surety capacity with AIG, IES’ existing surety provider.

    “We are reassured with the confidence that our sureties, AIG and now Suremerica, and lender Wells Fargo have shown in our business and continued improvements,” commented Robert Lewey, Chief Financial Officer of IES. “While we will continue to maintain our disciplined approach to project bidding and future growth, the new co-surety arrangement will double our bonding capacity and the amended credit facility with Wells Fargo further strengthens our balance sheet.”

NON-GAAP FINANCIAL MEASURES AND OTHER ADJUSTMENTS

    This press release includes certain financial measures that are not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”).  Management believes that these measures provide useful information to our investors by reflecting additional ways to view aspects of the Company’s operations that, when reconciled to the corresponding GAAP measures, help our investors to better identify underlying trends in our business and facilitate easier comparisons of our financial performance with prior and future periods and to our peers.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP.  Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures.  A reconciliation of the non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release.

    For further details on the Company’s financial results, please refer to the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2012 and quarterly report on Form 10-Q for the period ended March 31, 2013, to be filed with the Securities and Exchange Commission by May 13, 2013.

ABOUT INTEGRATED ELECTRICAL SERVICES, INC.

Integrated Electrical Services, Inc. is an infrastructure services company with leading positions in a broad range of markets for electrical and communications products and services. Our 2,500 employees serve clients throughout the United States.  For more information about IES, please visit www.ies-corporate.com.

Certain statements in this release, including statements regarding the restructuring plan and total estimated charges and cost reductions associated with this plan, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "could," "should," "expect," "plan," "project," "intend," "anticipate," "believe," "seek," "estimate," "predict," "potential," "pursue," "target," "continue," the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause the Company's actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, fluctuations in operating activity due to downturns in levels of construction, seasonality and differing regional economic conditions; competition in our respective industries, both from third parties and former employees, which could result in the loss of one or more customers or lead to lower margins on new projects; a general reduction in the demand for our services; a change in the mix of our customers, contracts and business; our ability to successfully manage projects; possibility of errors when estimating revenue and progress to date on percentage-of-completion contracts; inaccurate estimates used when entering into fixed-priced contracts; challenges integrating new businesses into the Company or new types of work or new processes into our divisions; the cost and availability of qualified labor; accidents resulting from the physical hazards associated with our work and the potential for accidents; success in transferring, renewing and obtaining electrical and construction licenses; our ability to pass along increases in the cost of commodities used in our business, in particular, copper, aluminum, steel, fuel and certain plastics; potential supply chain disruptions due to credit or liquidity problems faced by our suppliers; loss of key personnel and effective transition of new management; warranty losses, damages or other latent defect claims in excess of our existing reserves and accruals; warranty losses or other unexpected liabilities stemming from former divisions which we have sold or closed; growth in latent defect litigation in states where we provide residential electrical work for home builders not otherwise covered by insurance; limitations on the availability of sufficient credit or cash flow to fund our working capital needs; difficulty in fulfilling the covenant terms of our credit facilities; increased cost of surety bonds affecting margins on work and the potential for our surety providers to refuse bonding or require additional collateral at their discretion; increases in bad debt expense and days sales outstanding due to liquidity problems faced by our customers; changes in the assumptions made regarding future events used to value our stock options and performance-based stock awards; the recognition of potential goodwill, long-lived assets and other investment impairments; uncertainties inherent in estimating future operating results, including revenues, operating income or cash flow; disagreements with taxing authorities with regard to tax positions we have adopted; the recognition of tax benefits related to uncertain tax positions; complications associated with the incorporation of new accounting, control and operating procedures; the financial impact of new or proposed accounting regulations; the ability of our controlling shareholder to take action not aligned with other shareholders; the possibility that certain tax benefits of our net operating losses may be restricted or reduced in a change in ownership; credit and capital market conditions, including changes in interest rates that affect the cost of construction financing and mortgages, and the inability for some of our customers to retain sufficient financing which could lead to project delays or cancellations; the sale or disposition of the shares of our common stock held by our majority shareholder, which, under certain circumstances, would trigger change of control provisions in contracts such as employment agreements and financing and surety arrangements; and additional closures or sales of facilities could result in significant future charges and a significant disruption of our operations. You should understand that the foregoing, as well as other risk factors discussed in this document and in the Company's annual report on Form 10-K for the year ended September 30, 2012 and the Company's quarterly report on Form 10-Q for the quarter ended December 31, 2012, could cause future outcomes to differ materially from those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise any information, including information concerning its controlling shareholder, net operating losses, restructuring efforts, borrowing availability, or cash position, or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Forward-looking statements are provided in this press release pursuant to the safe harbor established under the private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

General information about Integrated Electrical Services, Inc. can be found at http://www.ies-corporate.com under "Investors." The Company's annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company's website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.